Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES THIRD QUARTER FISCAL 2023 RESULTS AND EXTENSION OF CALVIN KLEIN AND TOMMY HILFIGER LICENSES

— Net Sales of $1.08 Billion for the Third Quarter Compared to $1.02 Billion Last Year —

— Net Income Per Diluted Share of $1.26 for the Third Quarter Compared to $2.16 Last Year —

— Non-GAAP Net Income Per Diluted Share of $1.35 for the Third Quarter Compared to $2.18 Last Year —

— G-III Updates Guidance for Fiscal Year 2023 —

— G-III Announces the Extension of Calvin Klein and Tommy Hilfiger Licenses —

New York, New York – November 30, 2022 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII), a global fashion leader with expertise in design, sourcing, and manufacturing, today announced operating results for the third quarter of fiscal 2023, ended October 31, 2022.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “For the third quarter we met our top-line expectations delivering net sales of $1.08 billion up more than 6% compared to the prior year, as we continued to make progress on our strategic priorities. Our higher inventory levels are due to our accelerated production calendar, which was in anticipation of longer supply chain lead times. Our inventory is comprised of current purchases and guided by our order book. During the quarter, the higher inventory levels caused logistical challenges within our distribution centers. This resulted in significant one-time charges in the third quarter, that were above our expectations, which adversely impacted our bottom line by approximately $0.40 per diluted share. For the fourth quarter of fiscal year 2023, our order book is strong and we are well positioned to meet the demand of our retailers for the Holiday season.”

Mr. Goldfarb continued, “Calvin Klein and Tommy Hilfiger have been an important part of our business. Today we announced staggered extensions by category beginning January 2024 and continuing through December 2027. We do not expect significant reduction in net sales, net income and cash generation from these businesses for the next three years. We believe these extensions will allow us time to accelerate our long-term strategy.”

Mr. Goldfarb concluded, “We have been actively pursuing a number of near-term growth initiatives across our current owned and licensed brands, as well as private label, including category, geographic and digital expansion. We are also directing resources toward new growth areas, including further leaning into building our own brands, broadening our European business, developing new licensing opportunities and continuing to acquire new businesses. Our team remains steadfast in its focus on executing our strategy for long-term value creation.”

Net sales for the third quarter ended October 31, 2022 increased 6.2% to $1.08 billion from $1.02 billion in the prior year’s quarter. The Company reported net income for the third quarter of $61.1 million, or $1.26 per diluted share, compared to $106.7 million, or $2.16 per diluted share, in the prior year’s quarter.

Non-GAAP net income per diluted share was $1.35 for the third quarter of this year compared to $2.18 in the same period last year. Non-GAAP net income per diluted share (a) for the current quarter excludes (i) asset impairments of $0.3 million, which is net of gains on lease terminations and (ii) expenses of $3.8 million related to the Karl Lagerfeld transaction which include incentive compensation, professional fees and amortization of inventory valuation adjustments and (b) for both quarters excludes non-cash imputed interest expense related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International in the amount of $1.8 million in this quarter compared to $1.6 million in the third quarter last year. The aggregate effect of these exclusions was equal to $0.09 per diluted share in the third quarter of this year and $0.02 per diluted share in the third quarter of fiscal 2022.

Extension of License Agreements

For additional information with respect to the extension of our license agreements for Calvin Klein and Tommy Hilfiger products, please refer to the Form 8-K filed with the Securities and Exchange Commission today.

Outlook

The Company today updated its guidance for the fiscal year ending January 31, 2023. The Company’s fiscal year 2023 guidance anticipates the expected impact from current levels of inflationary pressure on consumers and incremental costs associated with the supply chain conditions, including the timing of receipts of goods.

For fiscal 2023, the Company expects net sales of approximately $3.15 billion and net income between $147 million and $152 million, or between $3.00 and $3.10 per diluted share. This compares to net sales of $2.77 billion and net income of $200.6 million, or $4.05 per diluted share, last year. This guidance is inclusive of approximately $130.0 million in net sales and net income of approximately $0.10 per diluted share in connection with the operations of the Karl Lagerfeld business for the seven months in this fiscal year subsequent to Karl Lagerfeld becoming a wholly-owned subsidiary of the Company.

The Company is anticipating non-GAAP net income for fiscal 2023 between $142 million and $147 million, or between $2.90 and $3.00 per diluted share. Non-GAAP results for fiscal 2023 exclude (i) a gain of $30.9 million in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses of $17.2 million related to the Karl Lagerfeld transaction which include incentive compensation, professional fees, foreign currency losses and amortization of inventory valuation adjustments, (iii) non-cash imputed interest expense of approximately $6.9 million related to the Seller Note and (iv) asset impairments of $0.3 million, which is net of gains on lease terminations. The aggregate effect of these exclusions is equal to a reduction in net income of $0.10 per diluted share. This guidance compares to non-GAAP net income of $207.9 million, or $4.20 per diluted share, for fiscal 2022. Non-GAAP results for fiscal 2022 exclude (i) non-cash imputed interest expense of $6.4 million related to the Seller Note, (ii) expenses of $2.1 million related to the Karl Lagerfeld transaction and (iii) asset impairments of $1.5 million, which is net of gains on lease terminations, primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores.  The aggregate effect of these exclusions was equal to $0.15 per diluted share in fiscal 2022.

The Company is projecting full-year adjusted EBITDA for fiscal 2023 between $265 million and $270 million compared to adjusted EBITDA of $350.2 million in fiscal 2022.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by five global power brands: DKNY, Donna Karan, Karl Lagerfeld, Calvin Klein and Tommy Hilfiger. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 pandemic, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(Unaudited)

Net sales	$1,078,299	$1,015,392	$2,372,300	$2,018,383
Cost of goods sold	733,672	667,882	1,552,708	1,282,526
Gross profit	344,627	347,510	819,592	735,857

Selling, general and administrative expenses	239,893	182,360	616,351	470,803
Depreciation and amortization	7,270	7,024	20,021	21,166
Asset impairment, net of gain on lease terminations	250	—	212	—
Operating profit	97,214	158,126	183,008	243,888

Other (loss) income	(2,795)	898	24,823	4,693
Interest and financing charges, net	(16,052)	(12,354)	(40,805)	(36,932)
Income before income taxes	78,367	146,670	167,026	211,649

Income tax expense	17,521	40,198	39,489	59,692
Net income	60,846	106,472	127,537	151,957
Less: Loss attributable to noncontrolling interests	(257)	(202)	(519)	(206)
Net income attributable to G-III Apparel Group, Ltd.	$61,103	$106,674	$128,056	$152,163

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$1.29	$2.20	$2.68	$3.14
Diluted	$1.26	$2.16	$2.62	$3.07

Weighted average shares outstanding:
Basic	47,488	48,567	47,832	48,474
Diluted	48,475	49,458	48,866	49,499

Selected Balance Sheet Data (in thousands):	As of October 31,
	2022	2021

	(Unaudited)

Cash and cash equivalents	$150,719	$279,564
Working capital	1,341,367	1,080,461
Inventories	900,987	448,991
Total assets	3,290,221	2,728,017
Total debt	879,505	517,529
Operating lease liabilities	235,816	192,805
Total stockholders' equity	1,622,258	1,486,239

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME AND RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$61,103	$106,674	$128,056	$152,163

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	(30,925)	—
Asset impairment, net of gain on lease terminations	250	—	212	—
Expenses related to Karl Lagerfeld acquisition	3,769	—	13,642	—
Non-cash imputed interest	1,750	1,608	5,160	4,743
Income tax impact of non-GAAP adjustments	(1,289)	(397)	2,816	(1,337)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$65,583	$107,885	$118,961	$155,569

	Three Months Ended		Nine Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$1.26	$2.16	$2.62	$3.07

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	(0.63)	—
Asset impairment, net of gain on lease terminations	0.01	—	—	—
Expenses related to Karl Lagerfeld acquisition	0.07	—	0.27	—
Non-cash imputed interest	0.04	0.03	0.11	0.10
Income tax impact of non-GAAP adjustments	(0.03)	(0.01)	0.06	(0.03)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$1.35	$2.18	$2.43	$3.14

Non-GAAP net income and diluted net income per common share are each a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) asset impairment, net of gain on lease terminations, (iii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses and (iv) non-cash imputed interest expense.  The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ended	Months Ended
	October 31, 2022	October 31, 2021	January 31, 2023	January 31, 2022

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$61,103	$106,674	$147,000 - 152,000	$200,593

Karl Lagerfeld investment gain	—	—	(30,925)	—
Expenses related to Karl Lagerfeld acquisition	3,769	—	17,236	—
Asset impairments, net of gain on lease terminations	250	—	212	1,455
Depreciation and amortization	7,270	7,024	29,083	27,626
Interest and financing charges, net	16,052	12,354	55,757	49,666
Income tax expense	17,521	40,198	46,637	70,875

Adjusted EBITDA, as defined	$105,965	$166,250	$265,000 - 270,000	$350,215

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, expenses related to the Karl Lagerfeld acquisition and asset impairments, net of gain on lease terminations. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL NON-GAAP INCOME

(In thousands)

	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended
	January 31, 2023	January 31, 2022

Net income attributable to G-III Apparel Group, Ltd.	$147,000 - 152,000	$200,593

Excluded from non-GAAP:
Karl Lagerfeld investment gain	(30,925)	—
Expenses related to Karl Lagerfeld acquisition	17,236	2,093
Non-cash imputed interest	6,947	6,385
Asset impairments, net of gain on lease terminations	212	1,455
Income tax impact of non-GAAP adjustments	1,530	(2,598)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$142,000 - 147,000	$207,928

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) non-cash imputed interest expense and (iv) asset impairments, net of gain on lease terminations.  The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP INCOME PER SHARE

	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended
	January 31, 2023	January 31, 2022

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$3.00 - 3.10	$4.05

Excluded from non-GAAP:
Karl Lagerfeld investment gain	(0.63)	—
Expenses related to Karl Lagerfeld acquisition	0.35	0.04
Non-cash imputed interest	0.14	0.13
Asset impairments, net of gain on lease terminations	0.00	0.03
Income tax impact of non-GAAP adjustments	0.04	(0.05)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$2.90 - 3.00	$4.20

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) non-cash imputed interest expense and (iv) asset impairments, net of gain on lease terminations.  The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

FISCAL 2022 QUARTERLY RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended				Fiscal Year Ended
	April 30,	July 31,	October 31,	January 31,	January 31,
	2021	2021	2021	2022	2022

	(Unaudited)
Net income attributable to G-III Apparel Group, Ltd.	$26,321	$19,168	$106,674	$48,430	$200,593

Excluded from non-GAAP:
Expenses related to Karl Lagerfeld acquisition	—	—	—	2,093	2,093
Non-cash imputed interest	1,536	1,599	1,608	1,642	6,385
Asset impairments, net of gain on lease terminations	—	—	—	1,455	1,455
Income tax impact of non-GAAP adjustments	(430)	(510)	(397)	(1,260)	(2,598)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$27,427	$20,257	$107,885	$52,360	$207,928

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) expenses related to the Karl Lagerfeld transaction that include professional fees and foreign currency losses, (ii) non-cash imputed interest expense and (iii) asset impairments, net of gains on lease terminations. The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

FISCAL 2022 QUARTERLY RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended				Fiscal Year Ended
	April 30,	July 31,	October 31,	January 31,	January 31,
	2021	2021	2021	2022	2022

	(Unaudited)
GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.53	$0.39	$2.16	$0.98	$4.05

Excluded from non-GAAP:
Expenses related to Karl Lagerfeld acquisition	—	—	—	0.04	0.04
Non-cash imputed interest	0.04	0.03	0.03	0.03	0.13
Asset impairments, net of gain on lease terminations	—	—	—	0.03	0.03
Income tax impact of non-GAAP adjustments	(0.01)	(0.01)	(0.01)	(0.02)	(0.05)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.56	$0.41	$2.18	$1.06	$4.20

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes (i) expenses related to the Karl Lagerfeld transaction that include professional fees and foreign currency losses, (ii) non-cash imputed interest expense and (iii) asset impairments, net of gains on lease terminations. The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

FISCAL 2022 QUARTERLY RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Three Months Ended				Fiscal Year Ended
	April 30,	July 31,	October 31,	January 31,	January 31,
	2021	2021	2021	2022	2022

	(Unaudited)
Net income attributable to G-III Apparel Group, Ltd.	$26,321	$19,168	$106,674	$48,430	$200,593

Asset impairments, net of gain on lease terminations	—	—	—	1,455	1,455
Depreciation and amortization	7,044	7,098	7,024	6,460	27,626
Interest and financing charges, net	12,004	12,574	12,354	12,734	49,666
Income tax expense	10,259	9,235	40,198	11,183	70,875

Adjusted EBITDA, as defined	$55,628	$48,075	$166,250	$80,262	$350,215

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, asset impairments,  net of gains on lease terminations and income tax expense. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com